EXHIBIT 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Telestone Technologies Corporation (the “Company”) on Form 10-Q/A for the period ended June 30, 2012 as filed with the Securities Exchange Commission on the date hereof (the Report), I, Han Daqing, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  August 17, 2012

By:	/s/ Han Daqing
Name:	Han Daqing
Title:	Chief Executive Officer
(Principal Executive Officer)